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                                                     EXHIBIT "D" TO SCHEDULE 13D

                             VOTING TRUST AGREEMENT

         This Voting Trust Agreement is made effective November 6, 1996, among Brandywine Realty Trust, a Maryland real estate investment trust (the "Company"), the Commonwealth of Pennsylvania State Employees' Retirement System ("SERS"), any other shareholder of the Company who, with the prior written consent of SERS, becomes a signatory hereto, (any such shareholder, together with SERS, individually, a "Shareholder" and collectively, the "Shareholders"), and RAI Real Estate Advisers, Inc., in its capacity as voting trustee hereunder (together with any successor trustee, the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Commonwealth of Pennsylvania State Employees' Retirement Board is an independent administrative board of the Commonwealth of Pennsylvania transacting business as the Commonwealth of Pennsylvania State Employees' Retirement System;

         WHEREAS, each Shareholder deems it advisable to deposit all securities issued, either on or prior to the date hereof or at any time during the term hereof, by the Company to the Shareholder with the Trustee;

         WHEREAS, the Trustee is an investment adviser to SERS and is entering into certain agreements with the Company on behalf of SERS (the "Transaction Agreements"), including without limitation, a Contribution Agreement and a Securities Purchase Agreement, both of even date herewith, and in order to facilitate the consummation of the transactions contemplated by the Transaction Agreements and to facilitate the Trustee's acting on behalf of SERS in connection with all securities, including, without limitation, common and convertible preferred shares of beneficial interest and warrants to purchase common shares, issued by the Company pursuant to the terms of the Transaction Agreements or otherwise, SERS and the Trustee have agreed to enter into this Agreement;

         WHEREAS, the Trustee has consented to act under this Agreement for the purposes herein provided.

         NOW THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

1.       Voting Trust Agreement; Initial Deposit of Securities.

         (a) Copies of this Agreement, and of every agreement supplemental hereto or amendatory hereof, shall be filed in the principal office of the Company and shall be open to


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the inspection of any shareholder of the Company, daily during business hours.
All voting trust certificates issued as hereinafter provided shall be issued, received, and held subject to all the terms of this Agreement. Every person, firm, corporation or other entity entitled to receive voting trust certificates representing the Company's voting shares and their transferees and assigns, upon accepting the voting trust certificates issued hereunder, shall be bound by the provisions of this Agreement.

         (b) Contemporaneously herewith, the Company is issuing to SERS certain common shares of beneficial interest and SERS hereby assigns, transfers and delivers to the Trustee the record ownership of such shares and directs that such shares be issued to the Trustee in accordance with subparagraph 2(b) below.

         (c) SERS is the sole shareholder of BCBC Holding Company, Inc., a Delaware corporation ("BCBC"), Greenwood Square Corporation, a Delaware corporation ("Greenwood"), and Pennsylvania Real Estate Holdings Inc., a Pennsylvania corporation ("PREHI"). PREHI is the sole shareholder of 500 North Gulph Road Holdings, Inc., a Pennsylvania corporation ("500 North Gulph Road"). BCBC, Greenwood and 500 North Gulph Road are parties to the aforementioned Contribution Agreement pursuant to the terms of which certain securities of the Company are being issued to the Trustee, as Voting Trustee, under this Voting Trust Agreement, in exchange for certain property owned respectively by BCBC, Greenwood and 500 North Gulph Road. Accordingly, the initial securities deposited with the Trustee (other than the shares referred to in subparagraph 1(b) above) are being issued directly to the Trustee by the Company and consist of securities beneficially owned by SERS as a result of its receipt, contemporaneously herewith, of: (i) liquidation distributions from each of BCBC and Greenwood in the form of all of the securities being provided to BCBC and Greenwood respectively as consideration under the Contribution Agreement; and
(ii) a dividend from PREHI in the form of all of the securities being provided to 500 North Gulph Road as consideration under the Contribution Agreement which, contemporaneously herewith, 500 North Gulph Road is transferring to PREHI in the form of a liquidation distribution. Contemporaneously herewith, SERS assigns, transfers and delivers to the Trustee the rights to receive record ownership of all of the aforementioned securities.

2.       Transfer of Securities to Trustee.

         (a) In addition to, and not in limitation of, the assignment made by SERS to the Trustee pursuant to the terms of Paragraph 1 hereof, each Shareholder, upon execution of this Agreement, hereby assigns and transfers to the Trustee and deposits with the Trustee all the certificates for such Shareholder's securities of the Company, as set forth on the records of the Company, or as may be set forth in any document in which a Shareholder executes a joinder to this Agreement; for the purpose of vesting in the Trustee, as Trustee of an active trust, the right to vote and act and to exercise all other rights pertaining to such securities, as and to the extent, and upon the terms and conditions and for the period set forth in this Agreement. All certificates for securities shall be endorsed, or accompanied by such instruments of transfer, as to enable the Trustee to cause such certificates to be transferred


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into the name of the Trustee, as hereinafter provided. On receipt by the Trustee of the certificates for any such securities and the transfer of the same into the name of the Trustee, the Trustee shall hold the same subject to the terms of this Agreement, and shall thereupon issue and deliver to the Shareholder voting trust certificates for the securities so deposited.

         (b) Except as to the initial securities assigned by SERS to the Trustee pursuant to the terms of Paragraph 1 hereof, certificates for securities of the Company transferred and delivered to the Trustee pursuant to this Agreement shall be surrendered by the Trustee to the Company and canceled, and new certificates therefor shall be issued to, and held by, the Trustee in the name of "RAI Real Estate Advisers, Inc., as Voting Trustee under Voting Trust Agreement, dated November 6, 1996." Anything to the contrary contained in this Paragraph 2 notwithstanding, for the convenience of the parties, during the term hereof, to the extent practicable, each Shareholder and the Trustee shall cause the Company to issue securities beneficially owned by the Shareholder directly to the Trustee, as record owner of the securities pursuant to the terms hereof.

3. Voting Trust Certificates. The Trustee shall maintain a voting trust certificate register in which each holder of a voting trust certificate issued under this Agreement, and the number of shares represented by each voting trust certificate will be identified. The voting trust certificates shall be in the form of voting trust certificate attached hereto as EXHIBIT A and shall include the legend required by Paragraph 14 of this Agreement.

4.       Transfer of Certificates.

         (a) The voting trust certificates, if and to the extent transferable under applicable securities law or under any agreement restricting transferability, shall be transferable at the principal office of the Trustee (and at such other office as the Trustee may designate by an instrument in writing signed by the Trustee and sent by mail to the registered holders of voting trust certificates), on the books of the Trustee, by the registered owner thereof, either in person or by attorney thereto duly authorized, upon surrender thereof, according to the rules established for that purpose by the Trustee, subject to the provisions set forth in this Paragraph below. If a transfer of voting trust certificates is so permitted, the holder shall notify the Trustee of the details of such transfer, including the name, address and taxpayer identification number of the transferee and number of shares as to which the beneficial interest is being transferred, and shall surrender to the Trustee the voting trust certificate or certificates representing such shares, properly endorsed for transfer, and the Trustee shall, upon receipt of such notice and voting trust certificate(s), transfer the voting trust certificate(s) on the voting trust certificate registry and issue a new voting trust certificate to the transferee and, the extent that a portion of the shares represented by such voting trust certificate or certificates is retained by the transferor, issue a new voting trust certificate to the transferor. Until so transferred, the Trustee may treat the record holders of voting trust certificates as the owners of said voting trust certificates for all purposes whatsoever. As a condition to making any transfer or delivery of voting trust certificates, the Trustee may require compliance by the transferee with any applicable federal or state statute and the payment of a sum sufficient to


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pay for any stamp tax or other governmental charge in connection therewith. No transfer of voting trust certificates shall in any way remove the shares represented by such certificate or certificates from being held by the Trustee under this Agreement and any transferee, by accepting such transfer, does hereby consent to be bound by the terms of this Agreement, and upon becoming a holder of voting trust certificates shall be deemed to be a party hereto as though an original signatory hereto. Anything to the contrary contained herein notwithstanding, no third party may become a party to this Agreement without the prior written consent of SERS.

         (b) If a voting trust certificate is lost, stolen, mutilated, or destroyed, the holder thereof shall promptly notify the Trustee and the Trustee, in the Trustee's discretion, may issue to such holder a duplicate of such certificate upon receipt of: (1) evidence of such fact satisfactory to the Trustee; (2) indemnity satisfactory to the Trustee (whether bond of otherwise in such form or amount and with such surety as the Trustee may require to indemnify the Trustee against loss or liability that might arise due to the issuance of such new voting trust certificate); (3) the existing certificate, if mutilated; and (4) the reasonable fees and expenses of the Trustee in connection with the issuance of a new trust certificate. The Trustee shall not be required to recognize any transfer of a voting trust certificate not made in accordance with the provisions hereof, unless the person claiming such ownership shall have produced indicia of title satisfactory to the Trustee, and shall in addition deposit with the Trustee indemnity satisfactory to the Trustees.

5.       Termination Procedure.

         (a) Subject to the provisions of Paragraph 12, upon the termination of this Agreement at any time, as hereinafter provided, the Trustee, at such time as the Trustee may choose during the period commencing 10 days before and ending 10 days after such termination, shall mail written notice of such termination to the registered owners of the voting trust certificates, at the addresses appearing on the transfer books of the Trustee. After the date specified in any such notice (which date shall be fixed by the Trustee), the voting trust certificates shall cease to have any effect, and the holders of such voting trust certificates shall have no further rights under this Agreement other than to receive certificates for shares of the Company or other property distributable under the terms hereof and upon the surrender of such voting trust certificates or rights which by their nature are intended to survive the termination of this Agreement.

         (b) Within 30 days after the termination of this Agreement, the Trustee shall deliver, to the registered holders of all voting trust certificates, certificates for the number of shares of the capital stock of the Company represented thereby, upon the surrender thereof properly endorsed, such delivery to be made in each case at the office of the Trustee.

         (c) At any time subsequent to 30 days after the termination of this Agreement, the Trustee may deposit with the Company share certificates representing the number of shares of capital stock represented by the voting trust certificates then outstanding, with authority in


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writing to the Company to deliver such share certificates in exchange for voting trust certificates representing a like number of shares of the capital stock of the Company and for the Company to call upon and require all holders of voting trust certificates to so surrender them; and upon such deposit all further liability of the Trustee for the delivery of such share certificates shall cease, and the Trustee shall not be required to take any further action hereunder.

6.       Dividends.

         (a) Until the termination of this Agreement pursuant to the terms of Paragraph 12, the holder of each voting trust certificate shall be entitled to receive from the Trustee payments equal to the cash dividends, if any, received by the Trustee upon a like number and class of shares of capital stock of the Company as is called for by each such voting trust certificate standing in the name of such holder in the voting trust certificate register. If any dividend in respect of the shares deposited with the Trustee is paid, in whole or in part, in common or other shares of the Company having general voting powers, the Trustee shall likewise hold, subject to the terms of this Agreement, the certificates for shares of stock which are received by the Trustee on account of such dividend, and the holder of each voting trust certificate representing shares of stock on which such stock dividend has been paid shall be entitled to receive a voting trust certificate issued under this Agreement for the number of shares and class of stock received as such dividend with respect to the shares represented by such voting trust certificate. Holders entitled to receive the dividends described above shall be those registered as such on the transfer books of the Trustee at the close of business on the day fixed by the Company for the taking of a record to determine those holders of its shares of stock entitled to receive such dividends, or if the Trustee have fixed a date, as hereinafter in this paragraph provided, for the purpose of determining the holders of voting trust certificates entitled to receive such payment or distribution, then registered as such at the close of business on the date so fixed by the Trustee.

         (b) Except as otherwise provided in Paragraph 12, if any dividend in respect of the stock deposited with the Trustee is paid other than in cash or in capital stock having general voting powers, then the Trustee shall distribute the same among the holders of voting trust certificates registered as such at the close of business on the day fixed by the Trustee for taking a record to determine the holders of voting trust certificates entitled to receive such distribution. Such distribution shall be made to such holders of voting trust certificates ratably, in accordance with the number of shares represented by their respective voting trust certificates.

         (c) In lieu of receiving cash dividends upon the capital stock of the Company and paying the same to the holders of voting trust certificates pursuant to the provisions of this Agreement, the Trustee may instruct the Company in writing to pay such dividends to the holders of the voting trust certificates. Upon receipt of such written instructions, the Company shall pay such dividends directly to the holders of the voting trust certificates. Upon such instructions being given by the Trustee to the Company, and until revoked by the


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Trustee, all liability of the Trustee with respect to such dividends shall cease. The Trustee may at any time revoke such instructions and by written notice to the Company direct it to make dividend payments to the Trustee.

7. Subscription Rights. In case any stock or other securities of the Company are offered for subscription to the holders of capital stock of the Company deposited hereunder, the Trustee, promptly upon receipt of notice of such offer, shall mail a copy thereof to each of the holders of the voting trust certificates. Upon receipt by the Trustee, at least five days prior to the last day fixed by the Company for subscription and payment, of a request from any such registered holder of voting trust certificates to subscribe in such holder's behalf, accompanied with the sum of money required to pay for such stock or securities (not in excess of the amount subject to subscription in respect to the shares represented by the voting trust certificate held by such certificate holder), the Trustee shall make such subscription and payment, and upon receiving from the Company the certificates for shares or securities so subscribed for, shall issue to such holder a voting trust certificate in respect thereof if the same be stock having general voting powers, but if the same be securities other than stock having general voting powers, the Trustee shall mail or deliver such securities to the certificate holder in whose behalf the subscription was made, or may instruct the Company to make delivery directly to the certificate holder entitled thereto. In case any reduction of the shares of the Company shall have been duly authorized, the Trustee is hereby authorized to make such surrender of shares of the Company held by the Trustee hereunder, pro-rata on behalf of all holders of voting trust certificates, as may be required under the terms pursuant to which such reduction is to be effected, and to receive and hold any and all shares of the Company issued in exchange for such surrendered shares. Following any such action, the voting trust certificates issued and outstanding pursuant hereto shall be deemed to represent a proportionately reduced number of shares.

8. Dissolution of Company. Except as otherwise provided in Paragraph 12, in the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, the Trustee shall receive the moneys, securities, rights, or property to which the holders of the capital stock of the Company deposited hereunder are entitled, and shall timely distribute the same among the registered holders of voting trust certificates in proportion to their interests, as shown by the books of the Trustee, or the Trustee may in the Trustee's discretion deposit such moneys, securities, rights, or property with any bank as the Trustee may select, with authority and instructions to distribute the same as above provided, and upon such deposit, this Agreement shall terminate and all further obligations or liabilities of the Trustee in respect of such moneys, securities, rights, or property so deposited shall cease and terminate.

9. Reorganization of Company. Except as otherwise provided in Paragraph 12, in the event the Company is merged into or consolidated with another corporation, or all or substantially all of the assets of the Company are transferred to another corporation pursuant to a plan requiring the Company's assets to be distributed in liquidation, or all the shares of the Company are to be exchanged in connection with a reorganization of the Company, then


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in connection with such transaction or series of transactions the term "Company"
for all purposes of this Agreement shall be taken to include such successor corporation, and the Trustee shall receive and hold under this Agreement any stock of such successor corporation received on account of the ownership, as Trustee hereunder, of the shares of stock held hereunder prior to such merger, consolidation or transfer. Voting trust certificates issued and outstanding under this Agreement at the time of such merger, consolidation, or transfer may remain outstanding, or the Trustee may, in their discretion, substitute for such voting trust certificates new voting trust certificates in appropriate form, and the terms "stock," "shares" and "capital stock" as used herein shall be taken to include any stock which may be received by the Trustee in lieu of all or any part of the capital stock of the Company.

10.      Rights of Trustee.

         (a) Until the actual delivery to the holders of voting trust certificates issued hereunder of stock certificates in exchange therefor, and until the surrender of the voting trust certificates for cancellation, the Trustee shall possess and have the exclusive right, except as otherwise expressly limited in this Agreement, to exercise, in person or by nominees or proxies of the Trustee, all shareholder's voting rights and powers in respect to all shares deposited hereunder, for any and every purpose, and to take part in or consent to any corporate or shareholders' action of any kind whatsoever, as absolute owner of such shares. The Shareholders have hereby assigned to Trustee all voting rights that they otherwise might have had arising out of any ownership of the shares, whether by operation of law or agreement. The right to vote shall include the right to vote for or against or to abstain with respect to the election of directors, and in favor of or against or to abstain with respect to any resolution or proposed action of any character whatsoever, which may be presented at any meeting or require the consent of shareholders of the Company. Without limiting such general right, it is understood that such action or proceeding may include, upon terms satisfactory to the Trustee or to their nominees or proxies thereto appointed by the Trustee, mortgaging, creating a security interest in, and pledging of all or any part of the property of the Company, the lease or sale of all or any part of the property of the Company, for cash, securities, or other property, and the dissolution of the Company, or the consolidation, merger, reorganization, or recapitalization of the Company. It is further understood that: (i) action by the Trustee in voting or not voting stock deposited hereunder in instances where there are shareholders' statutory rights of appraisal may effectively waive or terminate any such rights as to the shares represented thereby, and (ii) the Trustee, in taking part in, or consenting to, any corporate or shareholders' action, as provided in this subparagraph, may enter into any agreements and take such actions which, in the determination of the Trustee, are reasonable, including, but not limited to, agreements which provide representations, warranties and covenants on behalf of shareholders who are subject to this Voting Trust and provisions relating to indemnification for breach of such representations. Should there be any such agreements or provisions of the type referred to in (ii) above, the term of this Agreement shall be extended to cover whatever period of time is necessary for the Voting Trustee to carry out the functions of the Trustee (such as contesting or settling claims; receiving and distributing proceeds and interest on behalf of the Shareholders, and any others) arising therefrom.


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         (b) In voting the shares held by the Trustee hereunder either in person or by nominees or proxies, in carrying out its duties under the power of attorney granted to the Trustee pursuant to the terms of Paragraph 16 hereof, and in all other matter relating to this Agreement and the securities deposited with the Trustee hereunder, the Trustee shall exercise that same degree of care and diligence which the Trustee is required to exercise in carrying out its duties as investment adviser to SERS.

11.      Trustees and Successor Trustees.

         (a) The Trustee (and any successor Trustee) may at any time resign by mailing to the registered holders of voting trust certificates a written resignation, to take effect ten days thereafter or upon the prior acceptance thereof. Upon dissolution, liquidation or a merger or consolidation, or a sale of assets contemplating a liquidation of the Trustee, in which the Trustee's equityholders prior to such transaction own in the aggregate less than 50% of the resulting company after the transaction, or upon a resignation or removal of the Trustee, then a successor Trustee shall be designated in writing by SERS, or if SERS is no longer a Shareholder, SERS's successor in interest or if SERS has more than one successor in interest, the majority in interest of SERS's successors in interest. Notwithstanding any provision in this Voting Trust Agreement to the contrary, any Trustee may be removed at any time, with or without cause, upon written notice to the Trustee (or any successor Trustee) by SERS, or if SERS is no longer a Shareholder, SERS's successor in interest or if SERS has more than one successor in interest, a representative of the majority in interest of SERS's successors in interest.

         (b) The rights, powers, and privileges of the Trustee named hereunder shall be possessed by the successor Trustees, with the same effect as though such successors had originally been parties to this Agreement. The word "Trustee", as used in this Agreement, means the Trustee or any successor Trustee acting hereunder, and shall include both the single and the plural number.

12.      Term.

         (a) Except as otherwise provided in subparagraph 10(a), this Agreement shall continue in effect until a date that is ten (10) years from the date hereof (subject to extension as hereinafter set forth) but shall terminate at any time upon the happening of either of the following events: (1) the execution and acknowledgment by the Trustee hereunder of a deed of termination, duly filed in the office of the Company; or (2) a merger or consolidation, or a sale of assets contemplating a liquidation of the Company, in which the Company's shareholders prior to such transaction own in the aggregate less than 50% of the resulting company after the transaction; or (3) a merger or consolidation, or a sale of assets contemplating a liquidation of the Trustee, in which the Trustee's equityholders prior to such transaction own in the aggregate less than 50% of the resulting company after the transaction; or (4) the execution and acknowledgment of a deed of termination by SERS, or if SERS is no longer a Shareholder, SERS's successor in interest or if SERS's has more than one successor


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in interest, a representative of the majority in interest of SERS's successors in interest, duly filed in the principal office of the Company.

         (b) To the extent permitted under applicable law, at any time within one year prior to the expiration of this Agreement as theretofore extended, the holders of a majority of the voting trust certificates hereunder may, by agreement in writing and with the written consent of the Trustee, extend the duration of this Agreement for an additional period not exceeding ten years. In the event of such extension, the Trustee shall, prior to the time of expiration as hereinabove provided, as originally fixed, or as theretofore extended, as the case may be, file in the principal office of the Company, a copy of such extension agreement, and of the consent thereto, and thereupon the duration of this voting trust agreement shall be extended for the period fixed by such extension agreement, provided, however, that no such extension agreement shall extend the term of this Agreement beyond the maximum period then permitted by applicable law or affect the rights, or obligations of persons not parties thereto.

13. Compensation and Reimbursement of Trustee. The Trustee shall serve without compensation but it is expressly agreed that the Trustee shall have the right to incur and pay such reasonable expenses and charges, to employ and pay such agents, attorneys, and counsel as the Trustee may deem necessary and proper with respect to the Trustee carrying out any of the Trustee's duties under this Agreement or interpreting or exercising any of the Trustee's powers under this Agreement to the extent permitted under the applicable terms of any then applicable investment advisory agreement between SERS and the Trustee. Any such expenses or charges incurred by and due to the Trustee paid by the Company, where the Company deems it appropriate to its interests, may be deducted pro rata from the dividends or other moneys or property received by the Trustee on the stock deposited hereunder. Nothing herein contained shall disqualify the Trustee or successor Trustees, or incapacitate any of them from serving the Company or any of its subsidiaries as officer or director, or in any other capacity, and in any such capacity receiving compensation.

14. Legend. All voting trust certificates issued pursuant to this Agreement shall be marked with the following legend:

         "This certificate and the shares represented hereby are held subject to the terms, covenants and conditions of a Voting Trust Agreement dated as of November 6, 1996 by and among the Company, the Commonwealth of Pennsylvania State Employes' Retirement System ("SERS") and such other shareholders of the Company, which, subject to SERS' consent, may become parties to the Voting Trust Agreement, and RAI Real Estate Advisers, Inc. and its successors in trust, as Voting Trustee."

15. Meetings of Holders. The Trustee shall have no duty to hold meetings of holders of voting trust certificates, but the Trustee shall be entitled to do so. Two days written notice of every meeting of holders shall be given and such notice shall state the place, day, hour and purposes of such meeting, but any holder may waive such notice in writing, either before, during or after the meeting. No notice of any adjourned meeting need be given. Every such


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meeting shall be held within or without the Commonwealth of Pennsylvania at a place designated by the Trustee. The failure to hold meetings shall not in any manner or degree impair or reduce the authority of the Trustee hereunder.

16. Power of Attorney. In addition to and not in limitation of the other powers granted by the Shareholders to the Trustee hereunder, the Shareholders hereby constitute, appoint, authorize and empower the Trustee as the Shareholders' true and lawful attorney, with full power and authority as the Shareholders' attorney-in-fact to perform or cause to be performed for the Shareholders and in each Shareholder's name any and all of the following acts or things, but only such acts or things: any and all actions necessary, convenient or desirable to carry-out all of the transactions contemplated by the Transaction Agreements and all agreements and transactions contemplated by the Transaction Agreements and to preserve, protect, and, to the extent necessary or desirable, pursue, on behalf of a Shareholder, any and all of rights and remedies of the Shareholder arising under or in connection with the Transaction Agreement and all agreements and transactions contemplated thereby and/or the issuance of securities by the Company to the Shareholder and the Shareholder's ownership of the securities. Each Shareholder hereby gives and grants to the Trustee, as its attorney-in-fact, full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in connection with the above listed matters, as fully to all intents and purposes as the Shareholder might or could do itself, hereby ratifying and confirming all that the Trustee, as its attorney-in-fact, shall lawfully do or cause to be done by virtue hereof. As to each Shareholder, this power of attorney may be revoked upon written notice to the Trustee at any time. This power of attorney shall automatically be revoked and terminated, and deemed null and void, without further notice to the Trustee, upon the termination of this Agreement or the removal of the Trustee from its position as Trustee hereunder.

17.      Miscellaneous.

         (a) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         (b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Maryland, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.


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         (c)      Notice.

                  (i) Unless otherwise in this Agreement specifically provided, any notice to or communication with the holders of the voting trust certificates hereunder shall be deemed to be sufficiently given or made if enclosed in postpaid wrappers (registered mail) addressed to such holders at their respective addresses appearing on the transfer books of the Trustee, and deposited in any post office or post office box, personally delivered with evidence of receipt or submitted to an overnight delivery service such as Federal Express or similarly recognized service and so addressed. The addresses of the holders of voting trust certificates, as shown on the transfer books of the Trustee, shall in all cases be deemed to be the addresses of voting trust certificate holders for all purposes under this Agreement, without regard to what other or different addresses the Trustee may have for any voting trust certificate holder on any other books or records of the Trustee. Every notice so given shall be effective, whether or not received; and the date of mailing shall be the date such notice is deemed given for all purposes.

                  (ii) Any notice to the Trustee hereunder may be enclosed in a postpaid wrapper and sent by registered mail, personally delivered with evidence of receipt, or submitted to Federal Express or similarly recognized service, to the Trustee, addressed to it at such addresses as may from time to time be furnished in writing to the Company by the Trustee, and if no such address has been so furnished by the Trustee, then to the Trustee in care of the Company.

                  (iii) All distributions of cash, securities, or other property hereunder by the Trustee to the holders of voting trust certificates may be made, in the discretion of the Trustee, by mail (regular or registered mail, as the Trustee may deem advisable), in the same manner as hereinabove provided for the giving of notices to the holders of voting trust certificates.

         (d) Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, including future holders of voting trust certificates, and their respective heirs, personal representatives, successors and assigns. No party may sell, assign, transfer or encumber such party's rights or obligations under this Agreement, the voting trust certificates or the shares represented thereby, without the prior written consent of the other parties hereto, except to the extent expressly permitted in this Agreement.

         (e) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

         (f) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by all of the parties hereto.

         (g) Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

         (h) Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

         (i) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period (including the effective date of a notice or other communication given hereunder) falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

         IN WITNESS WHEREOF the Company and the Trustee have signed and sealed this Agreement, and the Shareholders have signed and sealed this Agreement and have stated the number of shares of capital stock of the Company that will be deposited.

                                              RAI REAL ESTATE ADVISERS, INC.,
                                              as Trustee

                                              By:   /s/ Richard K. Layman
                                                   -----------------------------
                                                    Richard K. Layman, President

                                              COMMONWEALTH OF PENNSYLVANIA
                                              STATE EMPLOYES' RETIREMENT SYSTEM

                                              By:   /s/ John Brosius
                                                   -----------------------------
                                              Name:     John Brosius
                                                   -----------------------------
                                              Title:    Executive Director
                                                   -----------------------------

                                                   BRANDYWINE REALTY TRUST

                                                   By:   /s/ Gerard H. Sweeney
                                                         -----------------------
                                                   Name:     Gerard H. Sweeney
                                                         -----------------------
                                                   Title:    President/CEO
                                                         -----------------------

                                    EXHIBIT A

This certificate and the securities represented hereby are held subject to the terms, covenants and conditions of a Voting Trust Agreement dated as of , by and among the Commonwealth of Pennsylvania State Employees' Retirement System ("SERS") and such other shareholders of the Company, which, subject to SERS' consent, may become parties to the Voting Trust Agreement, and RAI Real Estate Advisers, Inc., and its successors in trust, as Voting Trustee.

No. VT-1


                             BRANDYWINE REALTY TRUST
                     a Maryland real estate investment trust

                     Voting Trust Certificate for Securities

         This certifies that the Commonwealth of Pennsylvania State Employees' Retirement System or registered assigns is entitled to all the benefits arising from the deposit with and transfer to the Trustee under the Voting Trust Agreement hereinafter mentioned, of certificates representing beneficial ownership of [ common shares of beneficial interest of Brandywine Realty Trust, a Maryland real estate investment trust (hereinafter called the "Company")], [ Series A Convertible Preferred Shares of beneficial interest of the Company] and [warrants to purchase shares of beneficial interest of the Company] as provided in such Voting Trust Agreement and subject to the terms thereof. The registered holder hereof, or assigns, is entitled to receive payment, in the manner set forth in the Voting Trust Agreement, equal to the amount of dividends, if any, received by the Trustee upon the number of shares of the Company in respect of which this certificate is issued; provided, however, that any dividends received by the Trustee in common or other stock of the Company having general voting powers shall be held by the Trustee under the Voting Trust Agreement and shall be represented by voting trust certificates issued in form similar hereto. Until the Trustee shall have delivered the securities held under such Voting Trust Agreement to the holders of the trust certificates, or to the Company, as specified in such Voting Trust Agreement, the Trustee shall possess and shall be entitled to exercise all rights and powers of an absolute owner of such securities, including the right to vote thereon for every purpose, and to execute consents in respect thereof for every purpose, it being expressly stipulated that no voting right passes to the owner hereof, or such owner's assigns, under this certificate or any agreement, expressed or implied.

         This certificate is issued, received, and held under, and the rights of the owner hereof are subject to, the terms of a Voting Trust Agreement dated as of______________ ,

1996, between RAI Real Estate Advisers, Inc., and such person's successors in trust, and the Commonwealth of Pennsylvania State Employes' Retirement System (the "Voting Trust Agreement" copies of which Voting Trust Agreement, and of every agreement amending or supplementing the same, are on file in the principal office of the Company, and shall be open to the inspection of any shareholder of the Company, daily during business hours); to all the provisions of which Voting Trust Agreement the holder of this certificate, and such holder's heirs, personal representatives, successors and assigns, by acceptance hereof, assents and is bound as if such Voting Trust Agreement had been signed by such person.

         The Voting Trust Agreement shall continue in full force and effect until a date that is ten (10) years from the date of the Voting Trust Agreement (subject to extension as hereinafter set forth), unless terminated prior thereto, as provided in this Agreement.

         This certificate shall not be valid for any purpose until duly signed by the Trustee. The word "Trustee" as used in this certificate means the Trustee or the successor Trustee acting under such Voting Trust Agreement.

         IN WITNESS WHEREOF, the Trustee has signed this certificate on __________________, 1996.

                                                RAI REAL ESTATE ADVISERS, INC.,
                                                as Trustee


                                                By:
                                                    ----------------------------
                                                    Richard K. Layman, President